UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2003

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	0-49834	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA 92121

(Address of Principal Executive Offices)

(858) 410-8000
(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

     On August 8, 2003, the Company announced that it paid approximately $7.2 million in cash to acquire 65.6% of the outstanding shares of Molecular Light Technology Limited (“MLT”) giving the Company a total ownership of 82.6% when added to the 17% previously held by it. The acquisition values MLT at $11 million. Gen-Probe has the option to, and in certain circumstances may be required to, acquire the remaining 17.5% of MLT over the next five years. This announcement is more fully described in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibit

99.1	Press release of Gen-Probe Incorporated dated August 8, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2003		GEN-PROBE INCORPORATED
	By:	/S/ Henry L. Nordhoff

Henry L. Nordhoff Chairman, President and Chief Executive Officer

EXHIBITS

Exhibit
Number	Description

99.1	Press Release of Gen-Probe Incorporated dated August 8, 2003